                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 AMENDMENT NO. 2

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

            Date of report (Date of earliest reported): June 12, 2003

                                GoldSpring, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
                 (State or Other Jurisdiction of Incorporation)

                000-32429                                 65-0955118
        (Commission File Number)              (IRS Employer Identification No.)

      14354 N. Frank Lloyd Wright Blvd., Suite 4, Scottsdale, Arizona 85260
               (Address of Principal Executive Offices)(Zip Code)

                                  (480)477-6440
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)

The Registrant files this Amendment No. 1 to its Form 8-K dated June 12, 2003, as previously filed with the SEC July 3, 2003, to include certain financial statements pursuant to item 7 of the Form 8-K, commencing on page F-1 immediately following the signatures.

Item 1. Changes in Control of Registrant

On June 12, 2003 (the "Effective Date"), pursuant to a Plan and Agreement of Reorganization ("Agreement") by exchange by Goldspring, Inc. ("Goldspring" or the "Company") with Ecovery, Inc. the Company purchased two wholly owned affiliates of Ecovery, Ecovat Copper Nevada L.L.C. and GoldSpring L.L.C. These two entities contained substantially all of the assets of Ecovery, Inc. In consideration for these two L.L.C.'s the Company issued a total of 90,000,000 restricted common shares of the Company and 46,500 newly authorized $100 Preferred Convertible/Redeemable shares plus $100,000 in full satisfaction of $4,750,000 of production payments due from the operation. Total consideration for the GoldSpring mining claims was $4,750,000, which has been reported as an asset on the Company's balance sheet. The Agreement was entered into on March 20, 2003, to be effective March 11, 2003 and all of the requirements of conditions of the closing were satisfied as of June 12, 2003.

The Company's balance sheet, post closing, now reflects assets of approximately $13.8 million which includes the GoldSpring Placer Gold Claims (GoldSpring, L.L.C.) and the Big Mike Copper project (Ecovat Copper Nevada, L.L.C., at cost, and no debt (See Exhibits). Goldspring, LLC was formed in March 2003 for the purpose of acquiring the Goldspring Placer Gold Claims and therefore to date has no audited financial statements. Pursuant to such agreement, the Company cancelled the previously issued 79,500,000 restricted common shares and reissued 90,000,000 restricted common shares to the Ecovery shareholders.

Based on the Bourne and Pelke Engineering Reports, Goldspring, LLC has proven Gold reserves of 1,199,999 ounces. At the current price for Gold reserves of $370 per ounce, such gold reserves amount to approximately $443,600,000.00. Based on geological reports, Big Mike has 25,000,000 pounds of reported copper ore reserves Based on a current market price of $.75 per pound for copper reserves, such reserves amount to approximately $17,500,000.00.

Pursuant to the terms of the Agreement, Antonio Treminio resigned from the Board of Directors of the Company and John Cook and Les Cahan were appointed to the Board of Directors. In addition, Antonio Treminio resigned as President, Chief Executive Officer and Chief Financial Officer and John Cook was named as President and Chief Executive Officer of the Company. Les Cahan was named as the Treasurer of the Company. In addition, on June 9, 2003, the Company appointed Robert Faber, CPA, to its Board of Directors and named him Chief Financial Officer of the Company.

Subsequent to the filing of the initial 8K, we completed a private placement offering in which we sold 2 million restricted shares at $0.125. This financing netted the Company $250,000.00, which is being used to advance the gold production timing on the Company's GoldSpring Placer gold claims near Carson City, Nevada, and for general corporate purposes. We have also closed the Stage 2 equity financing with the London Stock Exchange Listed Investment Trust which will net us $1.7M. The offering of restricted common shares was ultimately oversubscribed and the proceeds received were greater that expected. This placement, coupled with the private placement we completed in August 2003, gives us nearly $2M in working capital that will stabilize our ability to commence gold production in the Gold Spring placer claims in Nevada. This financing enables full execution of the staged deployment of four RMS-Ross built and designed turnkey gravity gold recovery plants commencing in the fourth quarter of 2003 and first quarter of 2004. Proceeds will also be used for general corporate purposes and to pursue additional opportunities currently under evaluation by the Company's acquisition team.

The Acquisition was approved by the unanimous consent of the Board of Directors of the Company and by the majority of the Board of Directors of Ecovery on March 12, 2003.

The following is a biographical summary of the directors and officers of the
Company:

John Cook has been our President, Chief Executive Officer and a Director since March 2003. He is a professional mining engineer (PEng) with an extensive background in worldwide mining projects and operations. Most recently, he has been involved in the construction of a gravity gold extraction plant in eastern Canada. He is the non-executive Chairman of Anaconda Gold Corp. and is a director of three other public companies. Mr. Cook has previously worked in senior positions with Navan Resources, Goldcorp and Lac Minerals. In all he has more than 40 years experience in the mining industry.

Leslie L. Cahan has been our Treasurer and a Director since March 2003. Mr. Cahan was the former owner of the GoldSpring placer gold claims and will serve as Company treasurer and will oversee the management of the GoldSpring claims. He has owned the claims since 1986 and has been intimately involved in the exploration and development activities over the past 17 years. Mr Cahan has a history of real estate development in U.S.A and Canada.

Robert Faber has been a member of our Board of Directors and Chief Financial Officer since June 2003. Mr. Faber is a financial executive with 20 years of diverse financial management, business and acquisition experience including substantial international experience. Mr. Faber has extensive experience in developing and implementing business strategies for complex multi-country, multi-currency, multi-location and multi-cultural environments as well as extensive merger and acquisition experience with over 50 separate transactions ranging from $250 million to $500,000. Mr. Faber previously served as the Assistant Regional Controller with Allied Waste Industries, where his team was responsible for management of a $1.2 billion multi state business operation. Prior to Allied, Faber spent 17 years with Waste Management, Inc., a $12 billion publicly traded environmental services company, during which time he served at senior positions such as Director of Finance, London, England. He has extensive experience in SEC reporting.

The following is a biographical summary of the outside Professional Consultants:

P.K. Rana Medhi, Mining Engineer was the senior operations engineer with Cypress Minerals for 15 years, working directly with the President of the Company. Rana, as a senior advisor to the Company, brings large scale earthmoving experience and extensive mining and permitting background to the Company.

Paul A. Pelke, Registered Geologist, has over 20 years experience as project manager/geologist in gold projects around the world. A graduate of MIT, Paul, as a resident of Reno, NV has had the opportunity to be involved in the GoldSpring claims and has intimate knowledge of the exploration activities through the years. The knowledge and information he brings is invaluable to the current operation.

Terry Plummer, President of RMS - Ross Corporation, has 35 years in the placer mining industry world wide and has visited over 250 placer mining operations. RMS -Ross is a leading supplier of placer mining processing equipment and a licensed dealer for Falcon concentrators. Terry will head up GoldSpring's processing equipment team and will be instrumental in both the start up and ongoing phases of operations. The initial plant will be capable of handling 200 tons per hour and has been fully designed and specified following Terry's March site visit.

Jerrie Gasch is a Registered Geophysicist and Geologist from Gasch and Associates of Sacramento, Ca. www.geogasch.com. Jerrie has been involved in virtually all of the exploration and engineering work conducted on the GoldSpring placer claims over the past 20 years.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of business acquired:




                            ECOVAT COPPER NEVADA, LLC

                           December 31, 2002 and 2001

                                       AND

               For the six months ended June 30, 2003 (UNAUDITED)

                         INDEX TO FINANCIAL STATEMENTS



                                                                          Page
                                                                          -----
  Independent Auditors' Report..........................................    2
  Balance Sheets........................................................    3
  Statements of Operations and Members Capital..........................    4
  Statements of Cash Flows..............................................    5
  Notes to the Financial Statements.....................................  6-12

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the member
Ecovat Copper Nevada, LLC

We have audited the accompanying balance sheets of Ecovat Copper Nevada, LLC. (a Nevada Limited Liability Corporation) ("The Company") as of December 31, 2002 and 2001 and the related statements of operations and members capital, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ecovat Copper Nevada, LLC. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.


September 5, 2003

                            ECOVAT COPPER NEVADA, LLC

                                 BALANCE SHEETS


                                                            December 31                    June 30
                                                   ----------------------------              2003
                                                     2002                2001             (Unaudited)
                                                   --------            --------            ---------
                                 ASSETS
Land development                                   $119,138            $119,138            $119,138


Cash                                                     30                  30                  30
                                                   --------            --------            --------

 TOTAL ASSETS                                      $119,168            $119,168            $119,168
                                                   ========            ========            ========

  LIABILITIES AND MEMBERS CAPITAL



Members capital                                    $119,168            $119,168            $119,168
                                                   --------            --------            --------

  TOTAL LIABILITIES AND
  MEMBERS CAPITAL                                  $119,168            $119,168            $119,168
                                                   ========            ========            ========

                            ECOVAT COPPER NEVADA, LLC

                   STATEMENT OF OPERATIONS AND MEMBERS CAPITAL


                                          For the years ended December 31,                   Six Months Ended June 30
                                             2002                2001                     2003                      2002
                                          ---------            ---------             --------------           --------------
                                                                                      (Unaudited)               (Unaudited)
Revenues                                  $      --            $      --             $           --           $           --
                                          ---------            ---------             --------------           --------------


Promotional expenses                             --                8,951                         --                       --
                                          ---------            ---------             --------------           --------------

 NET LOSS                                 $      --               (8,951)            $           --           $           --
                                                                                     ==============           ==============

  MEMBERS' CAPITAL - beginning            $ 119,168              128,119
                                          ---------            ---------

  MEMBERS' CAPITAL - ending               $ 119,168            $ 119,168
                                          =========            =========

                            ECOVAT COPPER NEVADA, LLC

                            STATEMENTS OF CASH FLOWS


                                                     For the years ended December 31              Six months ended June 30
                                                      ----------------------------             ----------------------------
                                                        2002                2001                 2003                2002
                                                      --------            --------             --------            --------

(Unaudited) (Unaudited)
Cash Flows From Operating Activities
 Net loss                                             $     --              (8,951)            $     --            $     --
 Adjustments to reconcile net loss to net
 cash used by operating activities                          --                  --                   --                  --
                                                      --------            --------             --------            --------

  Total adjustments                                         --                  --                   --                  --
                                                      --------            --------             --------            --------


 Net Cash Used in Operating Activities                      --              (8,951)                  --                  --
                                                      --------            --------             --------            --------

Cash Flows From Investing Activities                        --                  --                   --                  --
                                                      --------            --------             --------            --------

Cash Flows From Financing Activities

Principal payments on note payable                          --             (23,000)                  --                  --

 Member contributions                                       --              31,951                   --                  --
                                                      --------            --------             --------            --------


 Net Cash Provided by Financing Activities                  --               8,951                   --                  --
                                                      --------            --------             --------            --------


  NET INCREASE IN CASH                                      --                  --                   --                  --


  CASH AT BEGINNING OF PERIOD                               30                  30                   30                  30
                                                      --------            --------             --------            --------

  CASH AT END OF PERIOD                               $     30            $     30             $     30            $     30
                                                      ========            ========             ========            ========

                            ECOVAT COPPER NEVADA, LLC
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations: Ecovat Copper Nevada, LLC (a Nevada Limited Liability Corporation) ("the Company")was formed in 1999 for the purpose of acquiring the rights, title and interest to approximately 310 acres of raw land located in Pershing County, Nevada. This land consists of 17 unpatented lode mining claims and one placer mine claim , all engineering reports and technical data, and all previously mined material presently sitting on the surface of the claims consisting of an approximate quantity on 1.2 million tons of raw copper ore.

Ecovat Copper Nevada, LLC is a single member LLC that has Ecovery, Inc. as it sole and managing member.

As further discussed in Note B, the company has been acquired, and financing has been obtained to facilitate the commencement mining operations.

Research and Development Costs: Generally accepted accounting principles state that costs that provide no discernible future benefits, or allocating costs on the basis of association with revenues or among several accounting periods that serve no useful purpose, should be charged to expense in the period occurred. SFAS No. 2 "Accounting for Research and Development Costs" requires that certain costs be charged to current operations including, but not limited to: salaries and benefits; contract labor; consulting and professional fees; depreciation; repairs and maintenance on operational assets used in the production of prototypes; testing and modifying product and service capabilities and design; and, other similar costs.

Property and Equipment: Property and equipment are stated at cost. Depreciation and amortization are provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. When applicable, leasehold improvements and capital leases are amortized over the lives of respective leases, or the service lives of the improvements, whichever is less.The straight-line method of depreciation is used for financial reporting purposes.

The estimated useful lives, of property and equipment, are as follows:


                                                       YEARS
                                                       -----
Computer equipment, peripherals and software            2-3
Office equipment                                        3-5
Furniture and fixtures                                  5-7

                            ECOVAT COPPER NEVADA, LLC
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Expenditures for renewals and improvements that significantly extend the useful life of an asset are capitalized. The costs of software used in the business operations are capitalized and amortized over their expected useful lives. Expenditures for maintenance and repairs are charged to operations when incurred. When assets are sold or retired, the cost of the asset and the related accumulated depreciation are removed from the accounts and any gain or loss is recognized at such time.

Use of Estimates: In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenditures during the reported periods. Actual results could differ materially from those estimates. Estimates may include, but not be limited to, those pertaining to the estimated useful lives of property and equipment and software, determining the estimated net realizable value of receivables, and the realization of deferred tax assets.

Interests in Mineral Properties: Interests in mineral properties include acquired interests in production stage, development stage and exploration stage properties. The fair value of acquired royalty interests in mineral properties are capitalized as intangible assets.

Acquisition costs of production and development stage royalty interests are depleted using the units of production method over the live of the mineral property, which is estimated using proven and probable reserves. Acquisition costs of interests on exploration stage mineral properties, where there are no proven and probable reserves, are amortized on a straight-line basis over the expected useful life of the royalty interest. At such time as the associated exploration stage mineral interests are converted to proven and probable reserves, the remaining unamortized basis is amortized over the mineral properties remaining life, using proven and probable reserves. Exploration costs are charged to expense when incurred.

                            ECOVAT COPPER NEVADA, LLC
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Long-Lived Assets and Asset Impairment: It is the Company's policy to review the carrying value of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. Measurement of the impairment loss is based on the fair value of the asset. The recoverability of the carrying value of royalty interests in production and development stage mineral properties is evaluated based upon estimated future undiscounted net cash flows from each royalty interest property using estimates of proven and probable reserves. The recoverability of the carrying value of royalty interests is evaluated in exploration stage mineral properties in the event of significant decreases in the price of the mining material, and whenever new information regarding the mineral properties is obtained from the operator that could affect the future recoverability of our royalty interests. Impairments in the carrying value of each property are measured and recorded to the extent that the carrying value in each property exceeds its estimated fair value, which is generally calculated using future discounted cash flows.

Our estimate of metal prices, operator's estimates of proven and probable reserves related to our properties and operators estimates of operating, capital and reclamation costs are subject to certain risks and uncertainties which may affect the recoverability of our investment in these interests in mineral properties. Although management has made its best assessment of these factors based on current conditions, it is possible that changes could occur, which could adversely affect the net cash flows expected to be generated from these interests.

Revenue recognition: Revenue will be recognized when earned on the basis of production for mine operations pursuant of the terms of the relevant mining agreements and SAB 101. Income Taxes: The Company is a single member limited liability company that takes on the characteristics of a partnership to tax reporting purposes. Accordingly, the single member of the Company is responsible for taxes on the Company's income in its corporate income tax return and no provision or liability for income taxes is reflected in the accompanying financial statements.

Recent Accounting Pronouncements:

The Financial Accounting Standards Board has recently issued several new accounting pronouncements which may apply to the Company.

Statement No. 141 "Business Combinations" establishes revised standards for accounting for business combinations. Specifically, the statement eliminates the pooling method, provides new guidance for recognizing intangible assets arising in a business combination, and calls for disclosure of considerably more information about a business combination. This statement is effective for business combinations initiated on or after July 1, 2001. The adoption of this

                            ECOVAT COPPER NEVADA, LLC
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

pronouncement on July 1, 2001 did not have a material effect on the Company's financial position, results of operations or liquidity.

Statement No. 142 "Goodwill and Other Intangible Assets" provides new guidance concerning the accounting for the acquisition of intangibles, except those acquired in a business combination, which is subject to SFAS 141, and the manner in which intangibles and goodwill should be accounted for subsequent to their initial recognition. Generally, intangible assets with indefinite lives, and goodwill, are no longer amortized; they are carried at lower of cost or market and subject to annual impairment evaluation, or interim impairment evaluation if an interim triggering event occurs, using a new fair market value method. Intangible assets with finite lives are amortized over those lives, with no stipulated maximum, and an impairment test is performed only when a triggering event occurs. This statement is effective for all fiscal years beginning after December 15, 2001. The adoption of SFAS 142 on January 1, 2002 did not have a material effect on the Company's financial position, results of operations or liquidity.

In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." The standard requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. The standard is effective for fiscal years beginning after June 15, 2002. The adoption of SFAS No. 143 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

Statement No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" supercedes Statement No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). Though it retains the basic requirements of SFAS 121 regarding when and how to measure an impairment loss, SFAS 144 provides additional implementation guidance. SFAS 144 excludes goodwill and intangibles not being amortized among other exclusions. SFAS 144 also supercedes the provisions of APB 30, "Reporting the Results of Operations," pertaining to discontinued operations. Separate reporting of a discontinued operation is still required, but SFAS 144 expands the presentation to include a component of an entity, rather than strictly a business segment as defined in SFAS 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS 144 also eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. This statement is effective for all fiscal years beginning after December 15, 2001.

                            ECOVAT COPPER NEVADA, LLC
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

The adoption of SFAS 144 on January 1, 2002 did not have a material effect on the Company's financial position, results of operations or liquidity.

Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections," updates, clarifies, and simplifies existing accounting pronouncements. Statement No. 145 rescinds Statement 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in Opinion 30 will now be used to classify those gains and losses. Statement 64 amended Statement 4, and is no longer necessary because Statement 4 has been rescinded. Statement 44 was issued to establish accounting requirements for the effects of transition to the provisions of the motor Carrier Act of 1980. Because the transaction has been completed, Statement 44 is no longer necessary. Statement 145 amends Statement 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. This amendment is consistent with FASB's goal requiring similar accounting treatment for transaction that have similar economic effects. This statement is effective for fiscal years beginning after May 15, 2002. The adoption of SFAS No. 145 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

Statement No. 146, "Accounting for Exit or Disposal Activities" ("SFAS 146") addresses the recognition, measurement, and reporting of cost that are associated with exit and disposal activities that are currently accounted for pursuant to the guidelines set forth in EITF 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to exit an Activity (including Certain Cost Incurred in a Restructuring)," cost related to terminating a contract that is not a capital lease and one-time benefit arrangements received by employees who are involuntarily terminated - nullifying the guidance under EITF 94-3. Under SFAS 146, the cost associated with an exit or disposal activity is recognized in the periods in which it is incurred rather than at the date the Company committed to the exit plan. This statement is effective for exit or disposal activities initiated after December 31, 2002 with earlier application encouraged. The adoption of SFAS 146 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

Statement No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure", amends FASB Statement No. 123, "Accounting for Stock-Based Compensation." In response to a growing number of companies announcing plans to record expenses for the fair value of stock options, Statement 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, Statement 148 amends the disclosure requirements of Statement 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based

                            ECOVAT COPPER NEVADA, LLC
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

compensation. The Statement also improves the timeliness of those disclosures by requiring that this information be included in interim as well as annual financial statements. In the past, companies were required to make pro forma disclosures only in annual financial statements. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The Company adopted the disclosure provisions of Statement 148 for the year ended December 31, 2002, but will continue to use the method under APB 25 in accounting for stock options. The adoption of the disclosure provisions of Statement 148 did not have a material impact on the Company's financial position, results of operations or liquidity.

NOTE B - SUBSEQUENT EVENT

On June 12, 2003, as part of a Plan and Agreement of Reorganization between Goldspring, Inc., and Ecovery, Inc. (the Company's sole and managing member), the Company was acquired by Goldspring, Inc. subject to terms and conditions of that agreement.

(b) Pro forma financial information

The following unaudited Pro Forma Combined Financial Statements of GoldSpring, Inc. and Ecovat Copper Nevada L.L.C./GoldSpring L.L.C. give effect to the merger between GoldSpring L.L.C. and Ecovat Copper Nevada, L.L.C./GoldSpring under the purchase method of accounting prescribed by Accounting Principles Board Opinion No. 16, Business Combinations. These Pro Forma statements are presented for illustrative purposes only. The Pro Forma adjustments are based upon available information and assumptions that management believes are reasonable. The Unaudited Pro Forma Combined Financial Statements do not purport to represent what the results of operations or financial position of GoldSpring, Inc. would actually have been if the merger had in fact occurred on January 1, 2003. Nor do the Pro Forma Financials purport to project the results of operations or financial position of GoldSpring, Inc. for any future period or as of any date. The acquisition of Ecovat Copper Nevada, L.L.C./GoldSpring, L.L.C. by GoldSpring, Inc. has been accounted for as a reverse acquisition under the purchase method for business combinations.

                                GoldSpring, Inc.
                   Unaudited Pro Forma Combined Balance Sheet
                               As of June 30, 2003

                                                                                                        Pro Forma
                                                                                                       Adjustments
                                                                                       --------------------------------------------
                                                          GoldSpring,   GoldSpring,
                                                              Inc.      LLC & Ecovat       DR               CR           Pro Forma
                                                          ----------    -----------    -----------      -----------     -----------
                                ASSETS

CURRENT ASSETS:
    Cash                                                         318          1,000             --               --           1,318
    Accounts Receivable                                           --             --             --               --              --
    Inventory                                                     --             --             --
    Other Current Assets                                          --             --             --               --              --
                                                          ----------    -----------    -----------      -----------     -----------

        Total Current Assets                                     318          1,000             --               --           1,318

PROPERTY AND EQUIPMENT - NET:
    Land & Development (Big Mike)                                 --        119,138             --               --         119,138
    Land & Development (Spring Valley
    and Gold Canyon)                                              --      4,750,000             --               --       4,750,000
    Other Property & Equipment                                 1,118             --             --               --           1,118
                                                          ----------    -----------    -----------      -----------     -----------

        Total Property and Equipment                           1,118      4,869,138             --               --       4,870,256


OTHER ASSETS:
    Goodwill - Net                                                --             --      8,920,543(1)            --       8,920,543
    Other Assets                                                  --             --             --               --              --
                                                          ----------    -----------    -----------      -----------     -----------

        Total Other Assets                                        --             --      8,920,543               --       8,920,543



        TOTAL ASSETS                                           1,436      4,870,138      8,920,543               --      13,792,117
                                                          ==========    ===========    ===========      ===========     ===========



                  LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
    Accounts Payable                                              --             --             --               --              --
    Accrued Expenses                                          49,322          1,000             --           50,000(3)      100,322
    Bank Revolver                                                 --             --             --               --              --
    Current Portion  Long-term Debt                               --             --             --               --              --
    Due to Affiliate                                              --        129,457        129,457(1)            --              --
    Other
    Payable                                                       --      4,750,000      4,650,000(2)            --         100,000
                                                          ----------    -----------    -----------      -----------     -----------

        Total Current Liabilities                             49,322      4,880,457      4,779,457           50,000         200,322


SHAREHOLDER'S EQUITY:
    Perferred Stock                                               --             --             --        4,650,000(2)    4,650,000
    Common Stock                                              18,774             --             --           59,940(1)       78,714
    Treasury Stock                                                --             --             --               --              --
    Additional Paid-in Capital                             4,627,391             --             --        8,940,060(1)   13,567,451
    Deferred Consulting Fees                              (4,123,278)            --             --               --      (4,123,278)
    Accumulated Retained Earnings                           (570,773)       (10,319)            --               --        (581,092)
                                                          ----------    -----------    -----------      -----------     -----------
        Total Stockholder's Equity                           (47,886)       (10,319)            --       13,650,000      13,591,795

        TOTAL LIABILITIES & SHAREHOLERS'S
                  EQUITY                                       1,436      4,870,138      4,779,457       13,700,000      13,792,117
                                                          ==========    ===========    ===========      ===========     ===========

                                GoldSpring, Inc.
                         Unaudited Pro Forma Adjustments


Pro Forma Adjustments reflect the following transactions:

                                                                                         DR                  CR
                                                                                 -------------------   ---------------
1
Additional Paid-in Capital .....................................................                          8,940,060
Common Stock ...................................................................                             59,940
Goodwill .......................................................................         8,770,543
Due to Affiliates ..............................................................           229,457

To record the issuance of 90 million shares of restricted common stock at a fair market value of $0.10 per share to Ecovery, Inc. for the purchase of Ecovat
Copper Nevada LLC and GoldSpring LLC ...........................................

2
Preferred Stock ................................................................                          4,650,000
Other Payable ..................................................................         4,650,000

To record the conversion of debt into 46,500 newly authorized $100 Preferred
Convertible / Redeemable shares ................................................

3
Goodwill .......................................................................            50,000
Accrued Expenses ...............................................................                             50,000



Purchase accounting reserve for legal, accounting and other professional fees associated with this purchase transaction.

                                GoldSpring, Inc.
              Unaudited Pro Forma Combined Statement of Operations
                  For the Six Month Period Ended June 30, 2003



                                                                                                         Pro Forma
                                                                                                        Adjustments
                                                                                                -----------------------------
                                                                GoldSpring,    GoldSpring,                             Pro
                                                                    Inc.      LLC & Ecovat      DR           CR       Forma
                                                                -------------------------------------------------------------
NET SALES .................................................            -            -            -            -            --

COST OF SALES .............................................            -            -            -            -            --
                                                                -------------------------------------------------------------

GROSS PROFIT ..............................................            -            -            -            -            --

OPERATING EXPENSES:
             General and Administrative ...................            -            -            -            -            --
             Research and Development .....................            -            -            -            -            --
             Organization .................................            -            -            -            -            --
             Marketing and Promotion ......................            -            -            -            -            --
             Other Operating Expenses .....................            -            -            -            -            --

                          Total Operating Expenses ........            -            -            -            -            --

EBITDA ....................................................            -            -            -            -            --

DEPRECIATION AND AMORTIZATION:
             Depreciation .................................            -            -            -            -            --
             Amortization .................................            -            -            -            -            --
                                                                -------------------------------------------------------------

                          Total Depreciation and
                          Amortization ....................            -            -            -            -            --

EBIT ......................................................            -            -            -            -            --

OTHER INCOME AND (EXPENSES):
             Interest Income ..............................            -            -            -            -            --
             Other Income .................................            -            -            -            -            --
             Interest Expense .............................            -            -            -            -            --
             Othe Expense .................................            -            -            -            -            --
                                                                -------------------------------------------------------------

                          Total Other Income and (Expenses)            -            -            -            -            --

NET INCOME (LOSS) BEFORE TAXES ............................            -            -            -            -            --
                                                                =============================================================

(c)  Exhibits

Number   Exhibit
------   -------

2.1 Plan and Agreement of Reorganization by exchange by Goldspring, Inc. of its voting stock for substantially all of the assets of Ecovery, Inc.*

2.2 Manufacturing Agreement between Goldspring Inc. with RMS-Ross Corporation dated June 2, 2003*

         *  filed with the original 8K filing on July 3, 2003.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GOLDSPRING, INC.


                                        By: /s/ Robert Faber
                                            ----------------------------------
                                            Robert Faber
                                            Chief Financial Officer
September 25, 2003